As filed with the Securities and Exchange Commission on April 26, 2007
                                           Registration No. 333-140823

                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                Amendment No. 2 to

                                    FORM SB-2/A
                             Registration Statement
                        Under the Securities Act of 1934
             -------------------------------------------------------

                             POLITICAL CALLS, INC.
                 ----------------------------------------------
                 (Name of small business issuer in its charter)

            NEVADA                     7389               20-4765268
-------------------------------  -----------------    -----------------
(State or other Jurisdiction of  (Primary Standard    (I.R.S. Employer
Incorporation or Organization)        Industrial      Identification No.)
                                   Classification
                                        Number)

                 1015 S. Cimarron, Las Vegas, NV             89145
          ----------------------------------------------   -----------
            (Address of Principal Executive Offices)       (Zip Code)

                            David Gallagher
                           1015 S. Cimarron
                          Las Vegas, NV  89145
                            (702) 273-8920
        ---------------------------------------------------------
        (Name, address and telephone number of agent for service)

                                 Copies to:
                            Thomas C. Cook, Esq.
                       Law Offices of Thomas C. Cook
                       500 N. Rainbow, Suite 300
                           Las Vegas, NV  89107
                          Phone:  (702) 221-1925
                          Fax:    (702) 221-1963

Approximate date of proposed commencement of sale to the public: As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

-------------------------------------------------------------------------------

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                       Calculation of Registration Fee

============================================================================
TITLE OF EACH                                     PROPOSED
CLASS OF                             PROPOSED     MAXIMUM
SECURITIES           AMOUNT          OFFERING     AGGREGATE     AMOUNT OF
TO BE                TO BE           PRICE PER    OFFERING      REGISTRATION
REGISTERED           RESISTERED(1)   SHARE(2)     PRICE         FEE
Common stock
$0.001 par value         612,000       $0.02       $    12,240   $  1.31

Common stock,        150,000,000(3)    $0.02       $ 3,000,000   $321.00
$0.001 par value
issuable upon
conversion of Series
A convertible
Preferred stock
                   ---------------------------------------------------------

TOTAL              150,612,000           N/A       $ 3,012,240   $ 322.31
============================================================================


(1) Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement.

(2) There is no current market for the securities and the price at which the shares held by the selling security holders will be sold is unknown.
Although the registrant's common stock has a par value of $0.001, the registrant believes that the calculations of $0.02 per share is a bona fide estimate of the offering price in accordance with Rule 457(a). In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(3) Represents shares of common stock issuable in connection with the conversion of our Series A Callable and Convertible Preferred stock. The registrant sold 750,000 non-voting Callable and Convertible Preferred stock at its inception to finance its operations. These Series A Preferred shares are convertible into shares of our common stock at a ratio of two hundred shares of common stock for each share of Series A Preferred stock.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

-----------------------------------------------------------------------------
THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


     PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED ________, 2007

                              Political Calls, Inc.

           150,612,000 shares of common stock held by stockholders

This prospectus relates to the offer for sale of 150,612,000 shares of our common stock by certain existing holders of the securities, referred to as selling securityholders throughout this document. The shares of common stock to be sold by the selling security holders include: a) 612,000 outstanding shares held by the selling securityholders; and b) 150,000,000 shares issuable to the selling securityholders upon conversion of Series A Preferred stock.

Upon the effectiveness of this prospectus: the Selling Shareholders may sell the shares as detailed in the section entitled "Plan of Distribution."

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Each of the selling stockholders may be deemed to be an "underwriter," as such term is defined in the Securities Act of 1933.

There has been no market for our securities and a public market may not develop, or, if any market does develop, it may not be sustained. As of April 26, 2007, we have 4,231,000 common shares issued and outstanding and 750,000 preferred shares issued and outstanding convertible to 150,000,000 common shares. Our common stock is not traded on any exchange or in the over-the-counter market.

The purchase of the securities offered through this prospectus involves a high degree of risk.

             SEE SECTION TITLED "RISK FACTORS" ON PAGE 6.
             --------------------------------------------

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


          The Date of This Prospectus Is:  [Date] ___, 2007

                               TABLE OF CONTENTS
                               -----------------
                                                                       PAGE
                                                                       ----
Part I

PROSPECTUS SUMMARY...................................................... 5
THE OFFERING. .......................................................... 5
SUMMARY FINANCIAL INFORMATION........................................... 6
RISK FACTORS............................................................ 7
RISK FACTORS RELATING TO OUR COMPANY.................................... 7
RISK FACTORS RELATING TO OUR COMMON SHARES..............................10
CAPITALIZATION .........................................................14
FORWARD-LOOKING STATEMENTS..............................................15
OFFERING INFORMATION....................................................15
USE OF PROCEEDS.........................................................15
DETERMINATIN OF THE OFFERING PRICE......................................15
DILUTION................................................................16
DESCRIPTION OF BUSINESS.................................................16
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION...............18
LEGAL PROCEEDINGS.......................................................21
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS............22
SECURITY OWNERSHIP OF CERTAIN BENEFICAL OWNERS AND MANAGEMENT...........26
CERTAIN RELATINSHIPS AND RELATED TRANSACTIONS...........................27
SELLING SECURITY HOLDERS................................................28
PLAN OF DISTRIBUTION....................................................32
DIVIDEND POLICY.........................................................34
SHARE CAPITAL ..........................................................34
LEGAL MATTERS...........................................................37
EXPERTS.................................................................38
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES..........................38
WHERE YOU CAN FIND MORE INFORMATION.....................................39
FINANCIAL STATEMENTS....................................................40

Part II

INDEMNIFICATION OF DIRECTORS AND OFFICERS.............................II-1
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION...........................II-2
RECENT SALES OF UNREGISTERED SECURITIES...............................II-2
EXHIBITS..............................................................II-3
UNDERTAKINGS..........................................................II-3
POWER OF ATTORNEY.....................................................II-5
SIGNATURES............................................................II-6

                               Prospectus Summary
                               ------------------

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements.

Corporate Background

Political Calls, Inc. was incorporated on April 24, 2006. Political Calls, Inc. markets a telephone broadcasting service. Political Calls prepares recorded political messages for broadcast via the telephone to specific geographic locations. Once the political message is ready, Political calls has the equipment to broadcast this political message at the rate of 3,000 telephone calls per minute.

Our offices are currently located at 1015 S. Cimarron, Las Vegas, NV 89145. Our telephone number is (702) 273-8920.


                                    The Offering
                                    ------------

Securities Being Offered    150,612,000 common shares by selling shareholders.

Common Stock Outstanding
    Before the Offering:    4,231,000 shares

Common Stock Outstanding
    After the Offering:     154,231,000 shares (assuming the full conversion
                            of all Series A Callable and Convertible Preferred shares which are registered herein). All of the common stock to be sold under this prospectus will be sold by our existing shareholders. The shares issued to the selling shareholders were made in reliance upon an exemption from registration under Section 4(2) of the Securities Act. For a list of the selling stockholders and the amount of shares that each of them expects to sell, see
                            "Selling Securityholders."

Offering Price              The offering price of the common stock is $0.02
                            per share. We intend to apply to the NASD Over-the-Counter Bulletin Board electronic quotation service to allow the trading of our common stock after this prospectus is declared effective by the
                            U. S. Securities and Exchange Commission. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transaction negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transaction negotiated by the selling shareholders.

Use of proceeds             We will not receive any proceeds from the sale of
                            the common stock by the selling shareholders.

Risk Factors                See "Risk Factors" and the other information in
                            this prospectus for a discussion of the factors you should consider before deciding to invest in our common shares.

OTC/BB symbol               Not applicable.  We are not trading on any
                            exchange.


                            Summary Financial Information
                            -----------------------------



                                                             For The Period
                                                            April 24, 2006
                                                             (Inception) to
                                                           December 31, 2006
                                                           ------------------
Statement of Operations Data:
  Revenues                                                        $    19,491
  Net Income                                                      $     5,957
  Beneficial conversion
    feature - preferred stock                                     $(1,492,542)
  Net loss attributable to
    common stockholders                                           $(1,486,543)

Balance sheet data:
                                                             December 31, 2006
                                                             ------------------
Working Capital                                                     $ 17,836
Total Assets                                                        $ 24,336
Stockholders' Equity                                                $ 23,313


RISK FACTORS

All parties and individuals reviewing this Form SB-2 and considering us as an investment should be aware of the financial risk involved. When deciding whether to invest or not, careful review of the risk factors set forth herein and consideration of forward-looking statements contained in this registration statement should be adhered to. Prospective investors should be aware of the difficulties encountered as we face all the risks including competition, and the need for additional working capital. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

You should read the following risk factors carefully before purchasing our common stock.


                      Risk Factors Relating to Our Company
                      ------------------------------------

1. Since we are a development stage company, we have generated minimal revenues and lack an operating history, an investment in the shares offered herein is highly risky and could result in a complete loss of your investment if we are unsuccessful in our business plan.

Our company was incorporated on April 24, 2006; we have realized $19,491 in revenues since our inception. We have no solid operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the initial startup of our business. Further, there are no assurances that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.


2. If our business plan is not successful, we may not be able to continue operations as a going concern and our stockholders may lose their entire investment in us.

3.  We expect losses in the future because we have little revenue.

We have generated $19,491 in revenues since our inception. We are not expecting to generate any significant income over the next twelve (12) months as we execute our business plan. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations as a going concern. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.


4. Since our officer works or consults for other companies, his other activities could slow down our operations.

David Gallagher, our sole officer, does not work for us exclusively and does not devote all of his time to our operations. Therefore, it is possible that a conflict of interest with regard to his time may arise based on his employment in other activities. His other activities will prevent him from devoting full-time to our operations which could slow our operations and may reduce our financial results because of the slow down in operations.

David Gallagher, the President and Director of the company, currently devotes approximately 10-15 hours per week to company matters. The responsibility of developing the company's business, and fulfilling the reporting requirements of a public company all fall upon Mr. Gallagher. We have not formulated a plan to resolve any possible conflict of interest with her other business activities. Mr. Gallagher intends to limit his role in her other business activities and devote more of her time to Political Calls, Inc. after we attain a sufficient level of revenue and are able to provide sufficient officers' salaries per our business plan. In the event she is unable to fulfill any aspect of her duties to the company we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

5. Our sole officer, David Gallagher, has no prior experience in running a broadcast communications marketing company.

Our sole executive officer has no experience in operating a broadcast marketing company prior to Political Calls, Inc. Due to his lack of experience, our executive officer may make wrong decisions and choices regarding the filing of documents on behalf of the Company. Consequently, our Company may suffer irreparable harm due to management's lack of experience in this industry. As a result we may have to suspend or cease operations which will result in the loss of your investment.

6. If we are unable to obtain additional funding, our business operations will be harmed. Even if we do obtain additional financing our then existing shareholders may suffer substantial dilution.

We will require additional funds to market our services and pay the required fees to keep our company fully reporting and compliant with SEC rules and regulations. We need to address all necessary infrastructure concerns. We anticipate that we will require up to approximately $100,000 to fund our continued operations. Such funds may come from the sale of equity and/or debt securities and/or loans. It is possible that additional capital will be required to effectively support the operations and to otherwise implement our overall business strategy. The inability to raise the required capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain necessary financing, we will likely be required to curtail our development plans which could cause the company to become dormant. Any additional equity financing may involve substantial dilution to our then existing shareholders.

7. We may not be able to raise sufficient capital or generate adequate revenue to meet our obligations and fund our operating expenses.

Failure to raise adequate capital and generate adequate sales revenues to meet our obligations and develop and sustain our operations could result in reducing or ceasing our operations. Additionally, even if we do raise sufficient capital and generate revenues to support our operating expenses, there can be no assurances that the revenue will be sufficient to enable us to develop business to a level where it will generate profits and cash flows from operations.

8. We may not be able to compete with larger broadcast telephone marketing companies, some of whom have greater resources and experience than we do.

The broadcast marketing business for political messages, is highly competitive, and subject to rapid change. We do not have the resources to compete with larger companies. With the minimal resources we have available, our customer base is very limited. Competition by existing and future competitors could result in our inability to secure new business and market our services. This competition from other broadcast marketing companies with greater resources and reputations may result in our failure to maintain or expand our business as we may never be able to successfully execute our business plan. Further, Political Calls, Inc. cannot be assured that it will be able to compete successfully against present or future competitors or that the competitive pressure it may face will not force it to cease operations.

9. Our principal stockholders, officer and director own a controlling interest in our voting stock and investors will not have any voice in our management, which could result in decisions adverse to our general shareholders.

Our officer/director, Mr. Gallagher who owns 3,619,999 shares and our seven (7) largest stockholders, who include: Mark DeStefano (21,500,000 shares), Reynalda Gutierrez Ruiz (21,500,000 shares), Rick Jesky (21,500,000 shares), T.
J. Jesky (21,500,000 shares), Marcus Luna (21,500,000 shares), Iryna Myestyechkina (21,500,000 shares), and Elda M. Valencia (21,500,000 shares) who in the aggregate upon full conversion of their Series A preferred stock will have the right to vote approximately 99% of our outstanding common stock. As a result, they have the ability to control substantially all matters submitted to our stockholders for approval including:

a) election of our board of directors;

b) removal of any of our directors;

c) amendment of our Articles of Incorporation or bylaws; and

d) adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of their ownership and positions, these individuals have the ability to influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by our director and executive officer could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in the company may decrease. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.


10. There is a risk to our business of federal and state regulatory proposals to ban or restrict political calls, or to add political calls to "do not call" registries.

We are subject to varying degrees of federal, state and local regulations which may affect our operations.

Our operations are subject to varying degrees of federal, state and local regulation. In addition to the existing regulatory framework, new regulatory efforts affecting our operations may be proposed from time to time in the future at the federal, state and local level. There can be no assurance that such regulatory efforts will not have a material adverse effect on our ability to operate our businesses or our results of operations.

Our direct marketing operations are subject to various federal and state "do not call" list requirements. The Federal Trade Commission has created a national "do not call" registry. Under these federal regulations, consumers may have their phone numbers added to the national "do not call" registry. Generally, we are prohibited from calling anyone on that registry. In September 2003, telemarketers were granted access to the registry and are now required to compare their call lists against the national "do not call" registry at least once every 90 days. Enforcement of the "do not call" provisions began in late 2003, and the rule provides for fines of up to $11,000 per violation and other possible penalties. These rules limit our ability to market telemarketing services to new customers. Furthermore, we may incur penalties if we do not conduct our marketing activities in compliance with these rules.



                     Risks Relating To Our Common Shares
                     -----------------------------------

11. We may, in the future, issue additional common shares, which would reduce investors' percent of ownership and may dilute our share value.

Our Amended Articles of Incorporation, which were amended on February 9, 2007, authorize the issuance of 195,000,000 shares of common stock and

5,000,000 preferred shares. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

12. Our common shares are subject to the "Penny Stock" Rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.

For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person's account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our Common shares and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

13. There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to apply for admission to quotation of our securities on the NASD OTC Bulletin Board after this prospectus is declared effective by the SEC. If for any reason our common stock is not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. As of the date of this filing, there have been no discussions or understandings between Political Calls, Inc. or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

14. State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

15. Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

16. The issuance of our Common stock upon the conversion of our Series A callable and convertible preferred shares will cause immediate and substantial dilution.

The issuance of common stock upon conversion of 750,000 issued Series A callable and convertible preferred shares will result in immediate and substantial dilution to the interests of other stockholders. Once these preferred shares are converted at the sole discretion of the Series A preferred shareholders, it will cause substantial dilution to the current holders of our common stock. Further, our amended articles of incorporation authorize us to issue up to 5,000,000 shares of Series A Preferred stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. The conversion of these Series A preferred shares will alter the control of the Company and may not be in the best interest of the holders of common stock.


17. Political Calls, Inc. is selling shares offered in this prospectus without an underwriter and may not be able to sell any of the shares offered herein.

No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any common shares. There are no firm commitments to purchase any of the shares in this offering. Consequently, there is no guarantee that the stockholders of Political Calls will be able to sell their shares.

18. We will incur ongoing costs and expenses for SEC reporting and compliance, without minimal revenues we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

We plan to contact a market maker immediately following the effectiveness of our Registration Statement and have them file an application on our behalf to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

                               Capitalization
                               --------------

The following table sets forth, as of December 31, 2006, the capitalization of the Company on an actual basis. This table should be read in conjunction with the more detailed financial statements and notes thereto included elsewhere herein.



                                                       December 31, 2006
                                                       ------------------

                                                            Actual
                                                          -----------

Liabilities and Stockholders' Equity

Current liabilities:
   Income taxes payable                                             1,023
                                                              ------------
                                                                    1,023
                                                              ------------
Long-term liabilities:

   Deferred taxes payable                                             117

Stockholders' equity:
   Preferred stock, $0.001 par value, 5,000,000
     shares authorized, 750,000 issued and
     outstanding as of 12/31/06                                       750
   Common stock, $0.001 par value, 70,000,000
     shares authorized, 4,231,000 shares issued and
     outstanding as of 12/31/06                                     4,231
   Additional Paid-in Capital                                   1,504,758
   Earnings (Deficit) accumulated during
     development stage                                         (1,486,543)
                                                              ------------
                                                                   23,313
                                                              ------------
                                                              $    24,336
                                                              ============

Forward-Looking Statements
--------------------------

This Prospectus contains forward-looking statements, including statements concerning possible or assumed results of exploration and/or operations of Political Calls, Inc., and those proceeded by, followed by or that include the words "may," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms and other comparable terminology. Investors should understand that the factors described below, in addition to those discussed elsewhere in this document could affect Political Calls' future results and could cause those results to differ materially from those expressed in such forward looking statements.

Offering Information
--------------------

This prospectus relates to the following:

The resale by certain selling security holders of the Company of up to 150,612,000 share of common stock in connection with the resale of shares of common stock issued by us in two separate transactions were issued in reliance upon an exemption from registration under Section 4(2) of the Securities Act promulgated thereunder as a transaction involving a public offering. (See "Liquidity and Capital Resources" Section.)

The selling shareholders may sell their shares of our common stock at a fixed price of $0.02 per share until shares of our common stock are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that we will be able to obtain an OTCBB listing. We will not receive any proceeds from the resale of common shares by the selling security holders.

USE OF PROCEEDS
--------------

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

DETERMINATION OF OFFERING PRICE
-------------------------------

The $0.02 per share offering price of our common stock was determined arbitrarily by us. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value. We intend to apply to the Over-the-Counter Bulletin Board electronic quotation service for the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934 (the "Exchange Act"). If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders named in this prospectus. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders named in this prospectus.

DILUTION
--------

The common stock to be sold by the selling shareholders is common stock that is currently issued or convertible Series A Preferred shares. Accordingly, there will be no additional dilution to our existing shareholders.


                             Description of Business
                             -----------------------

Corporate History
-----------------

Political Calls, Inc. was incorporated under the Laws of the state of Nevada on April 24, 2006. We have been in the development stage since inception and has had limited operations to date. We market telephone broadcasting service. We prepare a political message for broadcast. Once the message is ready, Political Calls has the equipment to broadcast this political message at the rate of 3,000 telephone calls per hour.

Business Strategy
-----------------

Political Calls, Inc. has commenced its operations. We have purchased the required telephone equipment (an Auto-Dialer with two T-1 lines) to make broadcast telephone calls. The cost to contract the services of Political Calls, Inc. is:

      Local Calls (Clark County)      3 - 5 cents per call
      State Calls (Nevada)            6 - 7 cents per call
      Nationwide (USA)                    7 cents per call

The average length of a message will be 30 seconds. The Company currently has the capacity (equipment) to generate 20,000 calls per day (or 3,000 per hour). Its initial business strategy is to focus on selling its services to political candidates who are running in the primary and general political elections. We will prepare a political message which will be sent via the telephone to a specific geographic area. The Company has not established any minimum amounts of calls in its contracts.

Industry Background
-------------------

The industry is well established with a number well-financed competitors who
have an established client base.   Our business is dependent on the amount of
political contributions a political candidate has available to spend on broadcast telephone marketing.

Political spending is dependent on a number of factors, including actual and perceived economic conditions affecting political contributions, interest rates, availability of credit and tax rates in the general economy and in the international, regional and local markets where our services are to be sold. As a result, any deterioration in general economic conditions, reductions in the level of political contributions or increases in interest rates in any of the regions in which we compete could adversely affect the sales of our services.

Marketing Strategies
--------------------

Political Call's marketing success will be determined by its ability to create brand awareness for its telemarketing service, acquire customers and provide its services at a competitive price. We have developed strategies to accomplish this goal. This includes waiving any set-up fee. Many of the larger companies charge a set-up fee to establish their broadcast commercial. Management plans to target its services primarily towards political campaigns, followed by advocacy voice messaging, frequency marketing, campaign fundraising, nonprofit fundraising, and persuasion messaging.

Competition
-----------

The broadcast telecommunication industry is highly competitive. Competition is generally based upon product quality, brand name recognition, price, service, reach and target marketing of the phone calls. There are many larger companies who produce similar services as Political Calls, Inc. The competition includes larger companies, such as, Political Marketing International, Inc., Campaign Leverage, Blue Chip Marketing, Inspired Call Center Services, U.S. Voice Broadcasting. These companies are better funded and more established than Political Calls, Inc. We might not be able to compete successfully with these competitors in the future.

All of our competitors have significantly greater financial, marketing, other resources, and larger customer bases than we have and are less financially leveraged than we are. As a result, these competitors may be able to adapt changes in customer requirements more quickly; introduce new and more innovative products more quickly; better adapt to downturns in the economy or other decreases in sales; better withstand pressure for cancelled services, take advantage of acquisition and other opportunities more readily; devote greater resources to the marketing and sale of their products; and adapt more aggressive pricing policies.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding.


REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.


PATENTS, TRADEMARKS, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS, OR LABOR CONTRACTS

We have no current plans for any registrations such as patents, trademarks, copyrights, franchises, concessions, royalty agreements or labor contracts. We will assess the need for any copyright, trademark or patent applications on an ongoing basis as we obtain the rights to purchase technologies.

NEED FOR GOVERNMENT APPROVAL FOR OUR SERVICES

We are not required to apply for or have any government approval for our products or services.

Employees
---------

We have no full time employees at this time. All functions including development, strategy, negotiations and clerical work is being provided by our sole officer/director on a voluntary basis, without compensation.

Description of Property
-----------------------

Our offices are currently located at 1015 S. Cimarron, Las Vegas, NV 89145. Our telephone number is (702) 273-8920. The office space is provided to the Company by our sole officer at no cost to the Company. Our officer will not seek reimbursement for past office expenses.


           Management's Discussion and Analysis or Plan of Operation
           ---------------------------------------------------------

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of Political Calls and the services we expect to offer and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements. Future filings with the

Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Overview
--------

We are broadcast communications marketing company that offers political candidates a vehicle to send their political messages utilizing a telephone mass marketing program. We have the telephone equipment to call potential voters with a political marketing message.

Results of Operations for Period Ending December 31, 2006
---------------------------------------------------------

We earned $19,491 in revenues for the period April 24, 2006 (inception) ending December 31, 2006. We do not anticipate earning any significant revenues until such time as we build a greater customer base. We are presently in the development stage of our business and we can provide no assurance that we will find any new business for our services.

For the period April 24, 2006 (inception) ending December 31, 2006 we generated a net income of $5,957. Our income was attributed to keeping our operating expenses, organizational costs, and developmental costs in line with our revenues. Our operating expenses included general and administrative expenses. We anticipate our operating expenses will increase as we enhance our operations. The increase will be attributed to professional fees to be incurred in connection with the filing of a registration statement with the Securities Exchange Commission under the Securities Act of 1933. We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

Revenues
--------

We generated $19,491 in revenues for the period from April 24, 2006 (inception) through December 31, 2006. We do not anticipate generating any major increase revenues for the next 12 months. Since inception we have had nine clients who purchased our services. These clients were identified and recruited as clients during the political campaigns that ended in November, 2006. These political candidates hired our services to broadcast their political message via mass telephone marketing with the hope of generating votes for their respective political campaigns.

Our business is dependent on political timetables (i.e. elections). We anticipate that if we continue to focus our telephone marketing services with political campaigns, as compared to selling our services to businesses trying to market a particular product or service, our revenues will be seasonal based on political time tables. At this time we have no plans to expand our business outside of political telemarketing.

Political timetables operate on many levels. For in example, in 2008, political candidates will spend more money than the will spend in the 2007 municipal races. There is a likelihood that our revenues will be seasonal based on the amount of political campaign expenditures during certain election periods.


Beneficial Conversion Feature - Preferred Stock
-----------------------------------------------

During fiscal 2006, we recorded a deemed preferred stock dividend. Each share of our Series A Convertible Preferred Stock can be exchanged for two hundred
(200) shares of Common Stock of the corporation. This Series A preferred stock was issued with a beneficial conversion feature totaling $1,486,543 measured as the difference between the $0.01 offering price of the underlying common stock and the conversion benefit price of $1.99 per share. This non-cash expense related to the beneficial conversion features of those securities and is recorded with a corresponding credit to paid-in-capital.


Liquidity and Capital Resources
-------------------------------

Our balance sheet as of December 31, 2006 reflects current assets of $17,836, fixed assets of $6,500 (net accumulated deprecation) and $1,023 current liabilities (income taxes payable). Cash and cash equivalents from inception to date have been sufficient to provide the operating capital necessary to operate to date.

On April 24, 2006 (inception), we issued 3,619,000 shares of its $0.001 par value common stock to our founder for $3,619 cash.

On April 24, 2006, we issued 750,000 shares of its $0.001 par value non-voting Callable and Convertible Preferred stock for funding the purchase of its telephone calling equipment used by Political Calls at a purchase price of $7,500 paid for by our seven largest investors. This equipment allowed the Political Calls to begin its operations. The Preferred Stock converts to two hundred shares of common stock for each share of Preferred Stock.

On December 31, 2006, we issued 612,000 shares of its $0.001 par value common stock pursuant to a Rule 504 of Regulation D offering for $6,120.

There have been no other issuance of stock.

Notwithstanding, we anticipate generating losses and therefore we may be unable to continue operations in the future. We anticipate we will require additional capital up to approximately $100,000 and we would have to issue debt or equity or enter into a strategic arrangement with a third party. We intend to try and raise capital through a private offering after this registration statement is declared effective and our shares are quoted on the Over the Counter Bulletin Board. There can be no assurance that additional capital will be available to us. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. Management believes the Company has sufficient funds to satisfy its cash requirements and maintain its fully reporting status for the next twelve months without the need to raise additional capital.

Future Financings
-----------------

We anticipate continuing to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing shareholders. There is no assurance that we will achieve any of additional sales of our equity securities or arrange for debt or other financing to fund our exploration and development activities.


Off-Balance Sheet Arrangements
------------------------------

We have no off-balance sheet arrangements.

                             Legal Proceedings
                             -----------------

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company. The Company's property is not the subject of any pending legal proceedings.

            Directors, Executive Officers, Promoters and Control Persons
            ------------------------------------------------------------

Directors and Executive Officers
--------------------------------

Our executive officer and director and his respective ages as of February 15, 2007 are as follows:

Set forth below are the names, ages and present principal occupations or employment, and material occupations, positions, offices or employments for the past five years of our current directors and executive officers.


Name                         Age    Positions and Offices Held
---------------              ---    ---------------------------------
David Gallagher              29     President, Secretary and Director

The business address for our officers/directors is: c/o Political Calls, Inc., 1015 S. Cimarron, Las Vegas, NV 89145.

Set forth below is a brief description of the background and business experience of our sole officer/director.

David Gallagher - President, Secretary and Director
---------------------------------------------------

Kosin's Party and Tent & Rental, Crew Chief 1997-2000.
Altick & Corwin Co., L.P.A, Closed file Manager-2000.
U.S. Senator Mike DeWine, Personal Assistant/Staff Assistant 2000-2003.
Ohio Republican Party, Field Director for Federal, State and Local candidates 2003-2005.
Mark DeStefano for Nevada State Treasurer, Campaign Manager 2005-Present.

Education:

University of Dayton, BA in Political Science, graduated 2000


Involvement in Certain Legal Proceedings
----------------------------------------

Our sole director, executive officer and control persons has not been involved in any of the following events during the past five years and which is material to an evaluation of the ability or the integrity of our director or executive officer:

1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

4. being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Compensation
------------

We presently do not pay our officers/directors any salary or consulting fee. We do not anticipate paying compensation to officers/directors until our Company can generate a profit on a regular basis.

We do not have any employment agreements with our officers/directors. We do not maintain key-man life insurance for any our executive officers/directors. We do not have any long-term compensation plans or stock option plans.


EXECUTIVE COMPENSATION

Summary Compensation Table

As a result of our the Company's current limited available cash, no officer or director received compensation since the inception of the company. Political Calls intends to pay salaries when cash flow permits.



SUMMARY COMPENSATION TABLES
                         ----------------------------------------------------
                                        Annual Compensation
                         ----------------------------------------------------
     Name and                                        Other Annual    Stock
Principal Position  Year  Salary ($)   Bonus ($)   Compensation ($) Awards($)
-----------------------------------------------------------------------------
David Gallagher
    President      2006   -0-          -0-         -0-              -0-

-----------------------------------------------------------------------------

Long Term Compensation Table

                       ------------------------------------------------------
                                        Long Term Compensation
                       ------------------------------------------------------
                                    Awards             Payouts
                       ------------------------------------------------------
                        Restricted  Stock Securities     LTIP    All Other
Name and Principal      Award(s)($) Underlying Options/  Payouts Compensation
     Position     Year              SARs(#)              ($)     ($)
-----------------------------------------------------------------------------
David Gallagher
    President      2006    -0-           -0-             -0-     -0-

-----------------------------------------------------------------------------

We do not pay to our directors or officers any salary or consulting fee.
We do not pay to our directors any compensation for serving as a director on our board of directors.


The Company currently does not have employment agreements with its executive officer. The executive officer/director of the Company has agreed to take no salary until the Company can generate enough revenues to support salaries on a regular basis. The officer will not be compensated for services previously provided. He will receive no accrued remuneration.

Stock Option Grants

We did not grant any stock options to the executive officers or directors from inception through February 15, 2007.

Family Relationships
--------------------

Not applicable.

Term of Office
--------------

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees
---------------------

We have no significant employees other than our Officer/Director. We conduct our business through agreements with consultants and arms-length third parties.

Audit Committee Financial Expert
--------------------------------

We do not have an audit committee financial expert nor do we have an audit committee established at this time.

Auditors; Code of Ethics; Financial Expert
------------------------------------------

Our principal independent accountant is Moore & Associates, Chartered. We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officer. We do not have an audit committee or nominating committee.

Potential Conflicts of Interest
-------------------------------

We are not aware of any current or potential conflicts of interest with any of our sole officer/director.



         Security Ownership of Certain Beneficial Owners and Management
         --------------------------------------------------------------

The following table lists, as of February 15, 2007, the number of shares of Common Stock beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 4,231,000 and 154,231,000 shares respectfully of our common stock issued and outstanding. We do not have any outstanding options or warrants convertible into shares of our common stock.

                                        AMOUNT AND    PERCENT OF    PERCENT OF
                                        NATURE OF     CLASS         CLASS
TITLE OF    NAME OF BENEFICIAL          BENEFICIAL    BEFORE        AFTER
CLASS       OWNER AND POSITION          OWNERSHIP     CONVERSION(1) CONVERSION(2)
-----------------------------------------------------------------------------
Common      David Gallagher (3)          3,619,000    85.5%          2.3%
            President,
            Secretary, Director

Ownership upon conversion of
  Shareholders' preferred stock

Common      Mark DeStefano(4)           21,500,000     0.0%         13.9%
Common      Reynalda Gutierrez Ruiz(5)  21,500,000     0.0%         13.9%
Common      Rick Jesky(6)               21,500,000     0.0%         13.9%
Common      T. J. Jesky(7)              21,500,000     0.0%         13.9%
Common      Marcus Luna(8)              21,500,000     0.0%         13.8%
Common      Iryna Myestyechkina(9)      21,500,000     0.0%         13.9%
Common      Elda M. Valencia(10)        21,500,000     0.0%         13.8%

                                      ---------------------------------------
DIRECTORS AND OFFICERS AS A GROUP
                        (1 person)     3,619,000       85.5%      99.4%


(1) Percent of Class based on 4,231,000 shares before conversion of Series A Callable and Convertible Preferred shares.
(2) Percent of Class based on 154,231,000 after conversion of the 750,000 Series A Callable and Convertible Preferred shares.
(3)  David Gallagher, 1015 S. Cimarron, Las Vegas, NV  89145.
(4)  Mark DeStefano, 500 N. Rainbow, Suite 300, Las Vegas, NV  89119.
(5) Reynalda Gutierrez Ruiz, Domocilio Conocido Ocotillo, Colima, Col., Mexico 28530.
(6)  Rick Jesky, 1224 Pleasant Brook Street, Las Vegas, NV  89142.
(7)  T. J. Jesky, 1515 E. Tropicana, Ste 710-U, Las Vegas, NV  89119.
(8)  Marcus Luna, 1000 N. Green Valley Pkwy, #300-137, Henderson, NV  89074.
(9)  Iryna Myestyechkina, 500 N. Rainbow, Suite 300, Las Vegas, NV  89119.
(10) Elda M. Valencia, 1000 N. Green Valley Pkwy, #300-137, Henderson, NV
     89074.

We are not aware of any arrangements that may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

We believe that all persons named have full voting and investment power with respect to the shares indicated, unless otherwise noted in the table. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

              Certain Relationships and Related Transactions
              ----------------------------------------------

The company's Director has contributed office space for our use for all periods presented. There is no charge to us for the space. Our key officer was issued 3,619,000 founders shares of the Company's $0.001 par value common stock for $3,619 cash in April, 2006.

Our officer/director can be considered a promoter of Political Calls, Inc. in consideration of his participation and managing of the business of the company.

Through a Board Resolution at our inception, we approved the purchase of telephone equipment by issuing Series A Callable and Convertible Preferred stock for this equipment. Our President use to work for Mark DeStefano. Mr. DeStefano is a shareholder that provided initial funding for this telephone equipment in exchange for Preferred stock.

Through a Board Resolution, we hired the professional services of Moore & Associates, Chartered, Certified Public Accountants, to perform audited financials for the Company. Moore & Associates, Chartered own no stock in the Company. The company has no formal contracts with its accountants, they are paid on a fee for service basis.

Through a Board Resolution, we resolved that we will not call nor redeem its Series A non-voting Callable and Convertible Preferred shares. The shareholders of the Series A Preferred shares will be permitted to convert each Series A Preferred share for two hundred common shares at their sole discretion.

Other than as set forth above, there are no transactions since our inception, or proposed transactions, to which we were or are to be a party, in which any of the following persons had or is to have a direct or indirect material interest:

a) Any director or executive officer of the small business issuer;

b) Any majority security holder; and

c) Any member of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the persons in the above.


                           Selling Shareholders
                           --------------------

This Prospectus relates to the resale of 150,612,000 shares of common stock by the selling shareholders. The table below sets forth information with respect to the resale of shares of common stock by the selling shareholders. We will not receive any proceeds from the resale of common stock by the selling shareholders for shares currently outstanding or in connection with the resale of the shares of common stock issuable upon conversion our Series A preferred shares or for previous outstanding shares of common stock being registered herein. The selling shareholders purchased non-voting Series A Callable and Convertible Preferred shares at the time of our incorporation; and, we sold and addition 612,000 common shares through a private offering that was exempt from registration under Regulation D of the Securities Act of 1933, as amended (the "Securities Act").

The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.  the number of shares owned by each prior to this offering;
2.  the total number of shares that are to be offered by each;
3. the total number of shares that will be owned by each upon completion of the offering;
4.  the percentage owned by each upon completion of the offering; and
5.  the identity of the beneficial holder of any entity that owns the shares.


The beneficial Ownership of each shareholder will not change after the Offering. The beneficial owners are selling securityholders who already own their stock and are not acquiring additional shares. Therefore, the table below assumes that all securities registered will be sold.


                                Total
                                shares      Total        Total
                                held        Number of    Shares
                                including   Shares to    to be       Percent
                                issuable    be           Owned       Owned
                                upon full   Offered for  Upon        Upon
                                Conversion  Selling      Completion  Completion
                                and/or      Shareholder  of this     of this
Name of Selling Stockholder(1)  exercise    Account(2)   Offering   Offering(3)
-----------------------------   --------    -----------  ----------  ----------
Aldrich, Jessica               10,000       10,000       10,000       Nil
Beckman, Danny                 10,000       10,000       10,000       Nil
Bolsa, S.A.(4)                 20,000       20,000       20,000       Nil
Breeze, William R.             20,000       20,000       10,000       Nil
Brown, Monique                 20,000       20,000       20,000       Nil
Carter, Patricia M.            10,000       10,000       10,000       Nil
Colello, Anthony               10,000       10,000       10,000       Nil
Colton, Craig                  10,000       10,000       10,000       Nil
Corral, Rocio                   3,000        3,000        3,000       Nil
Cortinas, Juan                  3,000        3,000        3,000       Nil
Cowan, Pamela                  20,000       20,000        3,000       Nil
Daskivich, Adam                10,000       10,000       10,000       Nil
DeStefano, Mark(5)         21,500,000   21,500,000           -        Nil
Esparza Barraza, Eva           25,000       25,000       25,000       Nil
Fidler, Pat                    20,000       20,000       20,000       Nil
Guidry, Chad                   20,000       20,000       20,000       Nil
Gutierrez Ruiz, Reynalda(5)21,500,000   21,250,000           -        Nil
Hunter, Damon                  10,000       10,000       10,000       Nil
Jacobson, Ray M.               10,000       10,000       10,000       Nil
Jesky, Rick(5)             21,500,000   21,500,000            -       Nil
Jesky, T. J.(5)            21,500,000   21,500,000            -       Nil
Loth, Jeff                     10,000       10,000       10,000       Nil
Luna, Marcus(5)            21,270,000   21,270,000            -       Nil
Manteris, Nick                 10,000       10,000       10,000       Nil
Mokros, Patrick R.             10,000       10,000       10,000       Nil
Montgomery, Nathan             10,000       10,000       10,000       Nil
Morales, Gelana                 3,000        3,000       10,000       Nil
Moreno, Jorge                   5,000        5,000        5,000       Nil
Murtha, Cynthia                10,000       10,000       10,000       Nil
Murtha, Kevin                  10,000       10,000       10,000       Nil
Myestyechkina, Iryna(5)    21,500,000   21,500,000            -       Nil
Patterson, Lilia               25,000       25,000       25,000       Nil
Patterson, Michael             25,000       25,000       25,000       Nil
Pro, Jamie                     20,000       20,000       20,000       Nil


                                        29



                                Total
                                shares      Total        Total
                                held        Number of    Shares
                                including   Shares to    to be       Percent
                                issuable    be           Owned       Owned
                                upon full   Offered for  Upon        Upon
                                Conversion  Selling      Completion  Completion
                                and/or      Shareholder  of this     of this
Name of Selling Stockholder(1)  exercise    Account(2)   Offering    Offering(3)
-----------------------------   --------    -----------  ----------  ----------
Ramirez, Gerardo               20,000       20,000       20,000       Nil
Ramirez, Maria Irma            20,000       20,000       20,000       Nil
Ray, Judy                       3,000        3,000        3,000       Nil
Reid, Noel                     10,000       10,000       10,000       Nil
Rittenbaugh, Thomas II         10,000       10,000       10,000       Nil
Rosales Estrada, Paloma        25,000       25,000       25,000       Nil
Salas, Christine               25,000       25,000       25,000       Nil
Salas, Patricio                10,000       10,000       10,000       Nil
Schmidt, Allen                  3,000        3,000        3,000       Nil
Smith, Margaret                20,000       20,000       10,000       Nil
Valencia, Elda M.(5)       21,270,000   21,270,000            -       Nil
Vasquez, Esther J.             30,000       30,000       30,000       Nil
Vasquez, Nancy America         15,000       15,000       15,000       Nil
Washington, Dana M.             4,000        4,000        4,000       Nil
Zimmerman, Doreen               4,000        4,000        4,000       Nil
Zimmerman, Edward Jr.           4,000        4,000        4,000       Nil


Totals:                   150,612,000   150,612,00      612,000



1) The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares.

2) This table assumes that each shareholder will sell all of his/her shares available for sale during the effectiveness of the registration statement that includes this prospectus. Shareholders are not required to sell their shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

3) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The percentage of shares owned by each selling stockholder is based on a total outstanding number of 154,231,000, (assuming the full conversion of all Series A Callable and Convertible Preferred shares which are registered herein) as of February 15, 2007.

(4)  Bolsa, S.A., David Gonzalez is the beneficial owner of this entity.

(5) Owner(s) of the Series A Callable and Convertible Preferred Shares. The Board of Political Calls, Inc. has resolved that they do not plan on calling the these Series A Preferred Shares; therefore, these shareholders may call for the conversion of these shares at their sole discretion. (See "Certain Relationships and Related Transactions.")

All of the selling shareholders:

1. have not had a material relationship with us other than as a shareholder at any time within the past two years, with the exception disclosed under "Certain Relationships and Related Transactions" Section; or
2.  has ever been one of our officers or directors.


Expenses of Issuance and Distribution

We have agreed to pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes, which shall be borne by the selling security holders. The expenses which we are paying are set forth in the following table.


Nature of Expenses:
                                                                Amount
                                                                ------
Securities and Exchange Commission registration fee             $  322
Legal fees and miscellaneous expenses*                          $1,000
Audit Fees                                                      $1,000
Printing*                                                       $  278
                                                                ------
Total                                                           $2,600
                                                                ======

*Estimated Expenses.

                           Plan of Distribution
                           --------------------

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1. On such public markets as the common stock may from time to time be trading;
2.  In privately negotiated transactions;
3.  Through the writing of options on the common stock;
4.  In short sales; or
5.  In any combination of these methods of distribution.

There is currently no market for any of our shares, and we cannot give any assurance that our shares will have any market value. The sales price to the public is fixed at $0.02 per share until such time as the shares of our common stock are traded on the Over-the-Counter Bulletin Board electronic quotation service. Although we intend to apply for trading of our common stock on the Over-the-Counter Bulletin Board electronic quotation service, public trading of our common stock may never materialize. In addition, if a market for our stock does materialize, we cannot give any assurances that a public market for our securities may be sustained. If our common stock becomes traded on the Over-the-Counter Bulletin Board electronic quotation service, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.  The market price of our common stock prevailing at the time of sale;

2.  A price related to such prevailing market price of our common stock; or

3.  Such other price as the selling shareholders determine from time to time.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders named in this prospectus.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. The selling shareholders and any broker-dealers who execute sales for the selling shareholders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;

2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

Penny Stock Regulations

You should note that our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Blue Sky Restrictions on Resale

If a selling security holder wants to sell shares of our common stock under this registration statement in the United States, the selling security holders will also need to comply with state securities laws, also known as "Blue Sky laws," with regard to secondary sales. All states offer a variety of exemption from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor's.
The broker for a selling security holder will be able to advise a selling security holder which states our common stock is exempt from registration with that state for secondary sales. Any person who purchases shares of our common stock from a selling security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or it will rely on an exemption there from.


                                    Dividend Policy
                                    ---------------

We have not declared or paid dividends on our Common Stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the board of directors. There are no contractual restrictions on our ability to declare or pay dividends.

                                    Share Capital
                                    -------------

Transfer Agent

We utilize the services of Empire Stock Transfer, Inc., 2470 St. Rose Pkwy, Suite 304, Henderson, NV 89074, telephone: 702-818-5898. Empire serves in the capacity as our transfer agent to help us track and facilitate the transfer of our stock.

Admission to Quotation on the OTC Bulletin Board

We intend to have our common stock be quoted on the OTC Bulletin Board. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (2) securities admitted to quotation are offered by one or more Broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board. We may not now or ever qualify for quotation on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our securities.


DESCRIPTION OF SECURITIES

General

On February 9, 2007, we amended our Articles of Incorporation to increase our number of authorized capital stock from 70,000,000 to 195,000,000 shares of common stock, with a par value of $0.001 per share. We amended our Articles to increase the number of authorized shares to accommodate the upcoming conversion of our Series A Preferred shares to common shares. There are 5,000,000 Series A non-voting Callable and Convertible Preferred shares authorized and 750,000 issued. These shares convert to two hundred shares common stock for each share of Series A Preferred. There are approximately fifty (50) stockholders of record.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy. Holders of our common stock representing over fifty percent (50.1%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our By-laws do not provide for cumulative voting in the election of directors.

Holders of our common stock have no pre-emptive rights, and no conversion rights.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Preferred Convertible Securities

At the time of incorporation, we issued 750,000 non-voting Callable and Convertible Preferred shares. We filed with the Nevada Secretary of State the designation that "These Series A Preferred shares shall be designated as "Callable and Convertible Preferred Stock." The corporation has the right to call for and purchase these shares at any time, within twelve months of issue, either at par value or at a slight premium above par value, or if corporation should designate that these shares are deemed not callable, the holders of these non-voting Series A Preferred Shares shall have the right to cause the corporation to redeem shares for Common Stock at any time. Each holder of the non voting Series A Callable and Convertible Preferred Stock shall have the right to convert all or any portion of such shares as such holder desires to convert, into shares of the Common Stock of the corporation, as follows: each share of Series A Convertible Preferred Stock can be exchanged for two hundred (200) shares of Common Stock of the corporation."

Through a Board Resolution, it was resolved that we shall not call nor redeem our Series A non-voting Callable and Convertible Preferred shares. The shareholders of the Series A Preferred shares will be permitted to convert each Series A Preferred share owned for two hundred common shares, at their sole discretion. The conversion of 750,000 Series A Preferred Shares converts into 150,000,000 common shares which we registering in this Prospectus.


Rule 144 Shares
---------------

As of February 15, 2007, no shares currently issued and outstanding could be resold pursuant to Section 144 of the Securities Act. This is because no shares have been held for 2 years in order to satisfy 144(K) and no sufficient public information is available to satisfy the other 144 rules.

A total of 3,619,000 shares of our common stock will be available for resale to the public after April, 2008, in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. one percent of the number of shares of the company's common stock then outstanding, which, in our case, will equal approximately 42,310 shares as of the date of this prospectus, or;

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold 100% of the total shares that may be sold, at least partially, pursuant to Rule 144 after April 2008.


Nevada Anti-Takeover laws

Nevada revised statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute does not apply to our company.


                                   Legal Matters
                                   -------------

Law Offices of Thomas C. Cook has opined on the validity of the shares of common stock being offered hereby.

                                     Experts
                                     -------

The financial statements included in this prospectus and in the registration statement have been audited by Moore & Associates, Chartered, an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Interest of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Mr. David Gallagher, our sole officer/director can be considered a promoter of Political Calls, Inc. in consideration of his participation and managing of the business of the company since its incorporation.


                  Indemnification for Securities Act Liabilities
                  ----------------------------------------------

Our Articles and By-laws provide to the fullest extent permitted by law, our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Reports to Security Holders

At this time, we are not required to provide annual reports to security holders. However, shareholders and the general public may view and download copies of all of our filings with the SEC, including annual reports, quarterly reports, and all other reports required under the Securities Exchange Act of 1934, by visiting the SEC site (http://www.sec.gov) and performing a search of our electronic filings. We intend to file with the Securities and Exchange Commission a Form 8-A to register our common stock pursuant to Section 12(g) of the Securities and Exchange Act of 1934, as soon as practicable after this registration statement is declared effective by the Securities and Exchange Commission. Thereafter, annual reports will be delivered to security holders as required or they will be available online.


                      Where You Can Find More Information
                      -----------------------------------

We have filed a registration statement on Form SB-2 under the Securities Act with the SEC for the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

                              FINANCIAL STATEMENTS

                              Political Calls, Inc.
                               December 31, 2006



TABLE OF CONTENTS

PART I.  FINANCIAL INFORMATION

                              Financial Statement
                              -------------------

                                                                   PAGE
                                                                   ----
Independent Auditors' Report                                       F-1
Independent Auditors' Report (for restated financials)             F-2
Balance Sheet                                                      F-3
Statements of Operations                                           F-4
Statements of Changes in Stockholders' Equity                      F-5-6
Statements of Cash Flows                                           F-7
Notes to Financials                                                F-8-12

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------
     PCAOB REGISTERED


          REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          -------------------------------------------------------


To the Board of Directors
Political Calls Inc ( A Development Stage Company)
Las Vegas, Nevada

We have audited the accompanying balance sheet of Political Calls Inc (A Development Stage Company) as of December 31 2006, and the related statements of operations, stockholders' equity and cash flows from inception April 24, 2006 through December 31, 2006 and the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Political Calls Inc (A Development Stage Company) as of December 31, 2006 and the results of its operations and its cash flows from inception April 24, 2006 through December 31, 2006 and the period then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Moore & Associates, Chartered
---------------------------------
    Moore & Associates Chartered
    Las Vegas, Nevada
    February 21, 2007


               2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                      (702) 253-7511 Fax (702) 253-7501

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------
     PCAOB REGISTERED


         REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
         -------------------------------------------------------


To the Board of Directors
Political Calls Inc ( A Development Stage Company)
Las Vegas, Nevada

We have audited the accompanying restated balance sheet of Political Calls Inc (A Development Stage Company) as of December 31 2006, and the related restated statements of operations, stockholders' equity and cash flows from inception April 24, 2006 through December 31, 2006 and the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the restated financial statements referred to above present fairly, in all material respects, the financial position of Political Calls Inc (A Development Stage Company) as of December 31, 2006 and the results of its operations and its cash flows from inception April 24, 2006 through December 31, 2006 and the period then ended, in conformity with accounting principles generally accepted in the United States of America.


/s/ Moore & Associates, Chartered
---------------------------------
    Moore & Associates Chartered
    Las Vegas, Nevada
    April 26, 2007

             2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                     (702) 253-7511 Fax (702) 253-7501

                              Political Calls, Inc.
                          (A Development Stage Company)
                                  Balance Sheet
                                December 31, 2006

Balance Sheet
                                                               Restated
                                                              December 31,
                                                                  2006
                                                              ------------
Assets
Current Assets:
   Cash                                                       $    11,716
   Funds held in escrow                                             6,120
                                                              -----------
                                                                   17,836
Fixed assets, net of accumulated                                    6,500
  depreciation of $1,000 as of
  December 31, 2006
                                                              ------------
                                                                   24,336
                                                              ------------
                                                              $    24,336
                                                              ============

Liabilities and Stockholders' Equity
Current liabilities:
   Income taxes payable                                             1,023
                                                              ------------
                                                                    1,023
                                                              ------------
Long-term liabilities:

   Deferred taxes payable                                             117

Stockholders' equity:
   Preferred stock, $0.001 par value, 5,000,000
     shares authorized, 750,000 issued and
     outstanding as of 12/31/06                                       750
   Common stock, $0.001 par value, 70,000,000
     shares authorized, 4,231,000 shares issued and
     outstanding as of 12/31/06                                     4,231
   Additional Paid-in Capital                                   1,504,758
   Earnings (Deficit) accumulated during
     development stage                                         (1,486,543)
                                                              ------------
                                                                   23,313
                                                              ------------
                                                              $    24,336
                                                              ============

   The accompanying notes are an integral part of these financial statements.

                              Political Calls, Inc.
                          (A Development Stage Company)
                             Statement of Operations
       For the period from April 24, 2006 (Inception) to December 31, 2006

Statement of Operations
                                                                  Restated
                                                               For the period
                                                                   from
                                                               April 24, 2006
                                                               (Inception) to
                                                                December 31,
                                                                   2006
                                                               --------------
Revenue                                                        $      19,491
                                                               --------------
Expenses:

General and administrative expenses                                   11,394
Depreciation                                                           1,000
                                                               --------------
   Total expenses                                                     12,394
                                                               --------------
Income before provision
     for income taxes                                                  7,097
                                                               --------------
Provision for income taxes due                                         1,023
Provision for deferred taxes due                                         117
                                                               --------------
Net income                                                     $       5,957

Beneficial Conversion Feature of Preferred stock                  (1,492,543)
                                                               -------------

Net income (loss) applicable to common shareholders .......    $  (1,486,543)
                                                               =============

Basic and diluted earnings (loss) per share applicable to common stockholders:

Earnings (loss) per share-basic                                $      (0.41)
                                                               =============
Earnings (loss) per share diluted                              $      (0.10)
                                                               =============
Weighted average shares outstanding:
  Basic                                                            3,619,000
                                                               =============
  Weighted                                                       153,619,000
                                                               ==============

   The accompanying notes are an integral part of these financial statements.

                              Political Calls, Inc.
                          (A Development Stage Company)
                  Statement of Changes in Stockholders' Equity
       For the period from April 24, 2006 (Inception) to December 31, 2006
                                  Restated

Statement of Changes in Stockholders' Equity


                                                       (Deficit)
                              Preferred               Accumulated
            Common Stock        Stock     Additional     During       Total
         -----------------  --------------  Paid-in   Development  Stockholders
            Shares   Amt    Shares   Amt    Capital       Stage       Equity
         ---------  ------  -------  ----- --------- -----------   ----------
Founders
initial
investment,
4/24/06
$0.001 per
share     3,619,000 $3,619         -     - $      -  $       -    $    3,619

On 4/24/06
Issuance
of Preferred
Shares for
Equipment                   750,000  $750  $  6,750           -        7,500

Deemed dividends from
  beneficial conversion
  feature on preferred stock .             1,492,500  (1,492,500)          -

Issuance
of Common
Shares for
Cash
pursuant
to 504
offering   612,000     612                    5,508                    6,120

Net income
for the
year ending
12/31/06                                                  5,957        5,957
         ---------  ------  -------  ----- --------- -----------   ----------
Balance,
12/31/06 4,231,000  $4,231  750,000  $750  $1,504,758 $(1,486,543)  $  24,336
         =========  ======  =======  ====  ========== ============  ==========

  The accompanying notes are an integral part of these financial statements.

                              Political Calls, Inc.
                          (A Development Stage Company)
                             Statement of Cash Flows
       For the period from April 24, 2006 (Inception) to December 31, 2006


Statement of Cash Flows
                                                                  Restated
                                                               For the period
                                                                   from
                                                               April 24, 2006
                                                               (Inception) to
                                                                December 31,
                                                                   2006
                                                               --------------
Cash flows from operating activities:

Net income                                                     $       5,957
                                                               --------------
Adjustments to reconcile
  net loss to net cash
  used by operating
  activities
    Depreciation                                                       1,000
Changes in assets and liabilities:
  Accounts payable (income taxes)                                      1,023
  Other accrued liabilities (deferred taxes)                             117
                                                               --------------
Cash provided (used) by operating activities                           8,097


Cash flows from investing activities:

Purchase of fixed assets                                              (7,500)
                                                               --------------
Net cash provided (used) by investing activities                      (7,500)


Cash flows from financing activities:

Sale of Common Stock                                                   9,739
Sale of Preferred Stock                                                7,500
                                                               --------------
Cash provided (used) by financing activities                          17,239

Net increase (decrease) in cash                                       17,836
Cash at beginning of period                                                -
                                                               --------------
Cash at end of period                                          $      17,836
                                                               ==============

Supplemental disclosures:
Interest paid                                                  $           -
                                                               ==============
Income taxes paid                                              $           -
                                                               ==============


   The accompanying notes are an integral part of these financial statements.

                            Political Calls, Inc.
                        (A Development Stage Company)
                        Notes to Financial Statements
                              December 31, 2006


NOTE 1.   GENERAL ORGANIZATION AND BUSINESS

Political Calls, Inc. (the Company) was incorporated under the laws of the state of Nevada on April 24, 2006. The Company has one sole officer and director. The Company was organized to conduct any lawful business. The Company plans to help political candidates broadcast their message via mass telephone calls.


NOTE 2.    SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

The Company has $17,836 in current assets and $1,023 in current liabilities as of December 31, 2006. The relevant accounting policies are listed below.

Basis of Accounting
-------------------
The basis is United States generally accepted accounting principles.

Dividends
---------
The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid during the period shown.

Income Taxes
------------
The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.

Year end
--------
The Company's year-end is December 31.


Advertising
-----------
Advertising is expensed when incurred. There has been no advertising during the period.

                            Political Calls, Inc.
                        (A Development Stage Company)
                        Notes to Financial Statements
                              December 31, 2006

NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES-CONTINUED

Use of Estimates
----------------
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.


NOTE 3.   STOCKHOLDERS'EQUITY

Common Stock
------------

On April 24, 2006 (inception), the Company issued 3,619,000 shares of its $0.001 par value common stock to it sole shareholder for $3,619.

On December 31, 2006, the Company issued 612,000 shares of its $0.001 par value common stock pursuant to a regulation 504 offering for $6,120.

Preferred Stock
---------------

On April 24, 2006, the Company issued 750,000 shares of its $0.001 par value preferred stock in exchange for telephone calling equipment valued at $7,500. Each share of the Convertible Preferred Stock can be exchanged for two hundred
(200) shares of Common Stock of the corporation. This Series A preferred stock was issued with a beneficial conversion feature totaling $1,486,543 measured as the difference between the $0.01 offering price of the underlying common stock and the conversion benefit price of $1.99 per share. This non-cash expense related to the beneficial conversion features of those securities and is recorded with a corresponding credit to paid-in-capital.

There were no other issuances of common or preferred stock or equivalents since April 24, 2006 (inception) through December 31, 2006. The Company has not issued any options or warrants or similar securities since inception.


NOTE 4.   RELATED PARTY TRANSACTIONS

The officer and director of the Company is involved in other business activities. This person may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

                            Political Calls, Inc.
                        (A Development Stage Company)
                        Notes to Financial Statements
                              December 31, 2006


NOTE 5.    PROVISION FOR INCOME TAXES

The Company provides for income taxes under Statement of Financial Accounting Standards NO. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. All of the expenditures thus far have been to organize the Company and will not be expensed for tax purposes until the Company has operations.

The provision for income taxes is comprised of the net changes in deferred taxes less the valuation account plus the current taxes payable as shown in the chart below.

     Net changes in Deferred Tax Benefit less than
     valuation account                                    117

     Current Taxes Payable                              1,023
                                                        -----
     Net Provision for Income Taxes                     1,140
                                                        -----


NOTE 6.  REVENUE AND EXPENSES

Revenue recognition
-------------------

The Company recognizes revenue on an accrual basis as it invoices for services." Revenue is generally realized or realizable and earned when all of the following criteria are met: 1) persuasive evidence of an arrangement exists between the Company and our customer(s); 2) services have been rendered;
3) our price to our customer is fixed or determinable; and 4) collectibility is reasonably assured. For the period from April 24, 2006 (inception) to December 31, 2006, the Company recognized a total of $19,491 in revenues and has accumulated net income of $5,957 through the execution of its business plan.

                            Political Calls, Inc.
                        (A Development Stage Company)
                        Notes to Financial Statements
                              December 31, 2006

NOTE 7.   OPERATING LEASES AND OTHER COMMITMENTS:

The Company also has no lease obligations or employment agreements.

NOTE 8.  EARNINGS PER SHARE

Basic earnings per share are computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per share considers the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that shared in the earnings of the entity.

Calculation of net income(loss) per share is as follows:
                                                                  Year Ended
                                                                 December 31,
                                                                --------------
                                                                      2006
                                                                   -----------
Numerator for net income (loss) per share:
Net income ........................................................$     5,957
Preferred stock dividends and deemed dividends from
  beneficial conversion feature on preferred stock . .............  (1,492,500)
                                                                   ------------
Income attributable to common stockholders       ...................(1,486,543)
                                                                   ============
Denominator:
Basic weighted-average shares .....................................  3,619,000
Convertible preferred stock........................................150,000,000
                                                                   ------------
Diluted weighted-average shares ...................................153,619,000
                                                                   ============
Basic and diluted income (loss) per share:
Basic income per share ........................................... $     (0.41)
                                                                   ============
Diluted income per share ..........................................$     (0.10)
                                                                   ============

                            Political Calls, Inc.
                        (A Development Stage Company)
                        Notes to Financial Statements
                              December 31, 2006

NOTE 9.   THE EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS

Below is a listing of the most recent accounting standards and their effect on the Company.

SFAS  148   Accounting for Stock-Based  Compensation- Transition and
Disclosure

Amends FASB 123 to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation.

SFAS  149   Amendment of Statement 133 on Derivative Instruments and
Hedging Activities

This Statement amends and clarifies financial accounting and reporting for Derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB Statement NO. 133, Accounting for Derivative Instruments and Hedging Activities.

SFAS 150   Financial Instruments with Characteristics of both Liabilities and Equity

This Statement requires that such instruments be classified as liabilities in the balance sheet. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003.

Interpretation No. 46 (FIN 46)

Effective January 31, 2003, The Financial Accounting Standards Board requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a continuing financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The Company has not invested in any such entities, and does not expect to do so in the foreseeable future.

NOTE 10.   THE EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS (Continued)

The adoption of these new Statements is not expected to have a material effect on the Company's financial position, results or operations, or cash flows.

                            Political Calls, Inc.
                        (A Development Stage Company)
                        Notes to Financial Statements
                              December 31, 2006

NOTE 11.  SUBSEQUENT EVENT

On February 9, 2007, the Company amended its Articles of Incorporation, based on Board of Directors and shareholder approval to increase its authorized common shares to One Hundred Ninety-Five Million (195,000,000) with a par value of $0.001, all of which shall be entitled to voting power of one vote per share.

The amended Articles included Five Million (5,000,000) authorized non-voting Series A Preferred Shares with a par value of $0.001 per share. These Series A Preferred shares are designated as "Callable and Convertible Preferred Stock."

Additionally, the Company filed a Series A Designation with the Nevada Secretary of State that states: "Series A Preferred shares shall be designated as "Callable and Convertible Preferred Stock. The corporation has the right to call for and purchase these shares at any time, within twelve months of issue, either at par value or at a slight premium above par value, or if corporation should designate that these shares are deemed not callable, the holders of these non-voting Series A Preferred Shares shall have the right to cause the corporation to redeem shares for Common Stock at any time. Each holder of the non voting Series A Callable and Convertible Preferred Stock shall have the right to convert all or any portion of such shares as such holder desires to convert, into shares of the Common Stock of the corporation, as follows: each share of Series A Convertible Preferred Stock can be exchanged for two hundred (200) shares of Common Stock of the corporation."

NOTE 12.  RESTATEMENT

On April 20, 2007, we concluded that we should restate our audited financial statements for the year ended December 31, 2006 to correct an error in our Balance Sheet, Statement of Operations and Statement of Stockholders' Equity to accurately reflect the beneficial conversion feature our preferred stock. Our Series A preferred stock was issued with a beneficial conversion feature totaling $1,486,543 measured as the difference between the $0.01 offering price of the underlying common stock and the conversion benefit price of $1.99 per share. This is now reflected in our restated financial statements.

                     INFORMATION NOT REQUIRED IN PROSPECTUS
                     --------------------------------------

Indemnification Of Directors, Officers, Employees And Agents
------------------------------------------------------------

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws. Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors' immunity. Excepted from that immunity are:
(a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a conflict of interest;
(b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our Articles and bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law or (d) is required to be made pursuant to the bylaws.

Our Articles and bylaws also provide that we may indemnify a director or former director of subsidiary corporation and we may indemnify our officers, employees or agents, or the officers, employees or agents of a subsidiary corporation and the heirs and personal representatives of any such person, against all expenses incurred by the person relating to a judgment, criminal charge, administrative action or other proceeding to which he or she is a party by reason of being or having been one of our directors, officers or employees.

Our directors cause us to purchase and maintain insurance for the benefit of a person who is or was serving as our director, officer, employee or agent, or as a director, officer, employee or agent or our subsidiaries, and his or her heirs or personal representatives against a liability incurred by him as a director, officer, employee or agent.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

Other Expenses Of Issuance And Distribution
-------------------------------------------

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.


Expenses:
                                                                Amount
                                                                ------
Securities and Exchange Commission registration fee             $  322
Legal fees and miscellaneous expenses*                          $1,000
Audit Fees                                                      $1,000
Printing*                                                       $  278
                                                                ------
Total                                                           $2,600
                                                                ======

*Estimated expenses


Recent Sales of Unregistered Securities
---------------------------------------

On April 24, 2006, (inception) we issued 3,619,000 shares of our $0.001 par value common stock to our founder who is the sole officer and director of the Company in exchange for cash of $3,619.

On April 24, 2006, we issued 750,000 shares of its $0.001 par value non-
voting Callable and Convertible Preferred stock for funding the purchase of its telephone calling equipment used by the Political Calls at a purchase price of $7,500 paid for by our seven largest investors. The non-voting Callable and Convertible Preferred stock is owned by: Mark DeStefano, Reynalda Gutierrez Ruiz, Rick Jesky, T. J. Jesky, Marcus Luna, Iryna Myestyechkina, Elda M. Valencia. All securities were issued in reliance upon an exemption from registration under Section 4(2) of the Securities Act as a transaction not involving a public offering. The Preferred Stock converts to two hundred shares of common stock for each share of Preferred Stock.

On December 31, 2006, we issued 612,000 shares of its $0.001 par value common stock pursuant to a Rule 504 of Regulation D offering to approximately forty-five (45) shareholders in exchange for cash in the amount of $6,120.

There have been no other issuance of shares since our inception on April 24, 2006. As of February 15, 2007, we have a total approximately fifty (50) shareholders.

                                   Exhibits
                                   --------

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

-------------------------------------------------------------------------
       EXHIBITS
    SEC REFERENCE     TITLE OF DOCUMENT                   LOCATION
        NUMBER
-------------------------------------------------------------------------
         3.1          Articles of Incorporation*        Previously filed
-------------------------------------------------------------------------
         3.2          Bylaws of the Registrant*         Previously filed
-------------------------------------------------------------------------
         3.3          Amended Articles/Designation*     Previously filed
-------------------------------------------------------------------------
         5.1          Opinion of Thomas C. Cook, Esq.*  Previously filed
                      regarding the legality of the
                      securities being registered
-------------------------------------------------------------------------
         5.2          Opinion of Thomas C. Cook, Esq.** Previously filed
                      regarding the legality of the
                      securities being registered
-------------------------------------------------------------------------
         5.3          Opinion of Thomas C. Cook, Esq.   This filing
                      regarding the legality of the
                      securities being registered
-------------------------------------------------------------------------
        23.1          Consent of Moore & Associates,**  Previously filed
                      Chartered for December 31, 2006
                      audit
-------------------------------------------------------------------------
        23.2          Consent of Thomas C. Cook, Esq.** Previously filed
                      (included in Exhibit 5.1).
-------------------------------------------------------------------------
        23.3          Consent of Moore & Associates,**  Previously filed
                      Chartered for December 31, 2006
                      audit (corrected)
-------------------------------------------------------------------------
        23.4          Consent of Moore & Associates,**  Previously filed
                      Chartered for December 31, 2006
                      audit for SB-2/A
-------------------------------------------------------------------------
        23.5          Consent of Moore & Associates,    This filing
                      Chartered for December 31, 2006
                      audit for SB-2/A

-------------------------------------------------------------------------
        24.1          Power of Attorney (Contained on   Previously filed
                      the signature page of this
                      registration statement)*
-------------------------------------------------------------------------


* Previously filed as an exhibit to the Company's Form SB-2 filed on February 21, 2007.

** Previously filed as an exhibit to the Company's Form SB-2/A filed on March 28, 2007.


                                  UNDERTAKINGS
                                  ------------

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

   (iii) Include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered herein, and that the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. Pursuant to Rule 512(g)(2), of Regulation S-B, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.
    In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

6. For determining any liability under the Securities Act, we shall treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that the offering of the securities at that time as the initial bona fide offering of those securities.

                                POWER OF ATTORNEY
                                -----------------

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dana Washington, her true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for her and in her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to sign a registration statement pursuant to Section 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the dates indicated.


Date:  April 26, 2007             By:  /s/ David Gallagher
       --------------             ---------------------------------------
                                           David Gallagher
                                           Title: President, Chief Executive
                                           Officer, Chief Financial Officer,
                                           Secretary and Director (Principal
                                           Executive, Financial, and Accounting
                                           Officer)

                                    Signatures
                                    ----------

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form SB-2/A and has authorized this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada on April 26, 2007.

                                  POLITICAL CALLS, INC.
                                 -----------------------
                                       Registrant


                                  By:   /s/ David Gallagher
                                        ---------------------------------------
                                            David Gallagher
                                            Title: President, Chief Executive
                                            Officer, Chief Financial Officer,
                                            Secretary and Director (Principal
                                            Executive, Financial, and
                                            Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this Amended registration statement was signed by the following persons in the capacities and on the dates stated:

Date:  April 26, 2007              By:  /s/ David Gallagher
       --------------              ----------------------------------------
                                            David Gallagher
                                            Title: President, Chief Executive
                                            Officer, Chief Financial Officer,
                                            Secretary and Director (Principal
                                            Executive, Financial, and
                                            Accounting Officer)


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